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                                                             EXHIBIT 1.A.(5)(b7)



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
                                 ----------------------------------------------------------------------------------
[LOGO]                            MONARCH LIFE INSURANCE COMPANY
                                  SPRINGFIELD, MASSACHUSETTS



                                 ==================================================================================
                                  BACKDATING ENDORSEMENT
                                 ----------------------------------------------------------------------------------

ENDORSEMENT DATA                  Insured:

                                  Policy Number:

                                  Policy Date:

                                  Endorsement Effective Date:
-------------------------------------------------------------------------------------------------------------------
                                  Endorsed on This Policy on its Date of Issue:

                                  For the policy processing period beginning on the policy date we will calculate the net rate of return for an investment division as follows:
                                           (1)     For the period from the policy date to the Endorsement
                                                   Effective Date we will credit interest at the rate used
                                                   in our computations shown in Policy Schedule 1.
                                           (2)     For the period from the Endorsement Effective Date to
                                                   the next policy processing date, we will credit the
                                                   division's net rate of return for such period.



                                /S/ RAYMOND A. TERFERA
                                ------------------------         ----------------------
                                   Raymond A. Terfera
                                    Secretary                           President



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